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                                                                   EXHIBIT 10.25

                          GENENCOR INTERNATIONAL, INC.

                             SECURED PROMISSORY NOTE

$_______________                                           Palo Alto, California
                                                           ___________ ___, 2000

               FOR VALUE RECEIVED, the undersigned, ________________, an individual ("Borrower"), promises to pay to Genencor International, Inc., a Delaware corporation ("Lender") the principal amount of ____________________ dollars ($__________), with interest from the date hereof on the unpaid principal balance under this Note at the rate of 6.71% per annum (on the basis of a 365-day year and the actual number of days elapsed). The unpaid principal balance of this Note, together with accrued and unpaid interest thereon (the "Unpaid Balance") shall be due and payable in twelve-month installments over four years, commencing on the eighteen-month anniversary of the date the Company's Common Stock first becomes registered under the Securities Act of 1933 (the "Public Trading Date"), with the amount of each such installment to be the excess of (i) the amount determined by dividing the Unpaid Balance by the number of remaining installments over (ii) any "Prepayment Amount" (as defined below) made within the twelve-month period preceding the date such installment is due.

               Notwithstanding the foregoing, the entire Unpaid Balance shall be due and payable upon the earlier of (i) the occurrence of an event described in
Section 18(a) of the Plan, (subject to Section 18(d) of the Plan) or (ii) sixty days following Borrower's termination of employment with the Company for any reason.

               All payments under this Note shall be made to Lender, in lawful money of the United States of America and in immediately available funds delivered to Lender at the offices of Lender at its then principal place of business or at such other place as Lender shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note and the Pledge Agreement (as defined below) shall be payable without defense, set off or counterclaim of the Borrower.

               Each payment under this Note shall be applied in the following order: (i) to the payment of costs and expenses provided for under this Note or the Pledge Agreement; (ii) to the payment of accrued and unpaid interest; and
(iii) to the payment of outstanding principal. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.

               This Note may be prepaid in whole or in part at any time. Any such prepayment shall be referred to hereafter as a "Prepayment Amount." Any Prepayment Amount shall be without premium or penalty except that interest shall be paid to the date of payment on the principal amount prepaid. Any partial principal Prepayment Amount under this Note shall be applied against the installments of principal due under this Note, with no change in the required


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principal amount of the installments due under this Note prior to those installments prepaid in whole or in part. Interest, however, shall be computed on the principal balance due after deducting the principal portion of such Prepayment Amount.

               Upon the occurrence of a default under this Note or the Pledge Agreement, including, without limitation, failure to make any principal or interest payment by the stated maturity for such payment, interest shall thereafter accrue on the entire unpaid principal balance under this Note, including without limitation any delinquent interest which has been added to the principal amount due under this Note pursuant to the terms hereof, at the rate set forth herein plus one percent (1%) per annum (on the basis of a 365-day year and the actual number of days elapsed). In addition, upon the occurrence of a default under this Note or the Pledge Agreement the Lender may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note or the Pledge Agreement, whereupon the same shall be immediately due and payable. On each anniversary of the date of any default under this Note and while such default is continuing, all interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law.

        Notwithstanding anything to the contrary contained in this Note, Borrower hereby agrees that Lender, in enforcing its rights and remedies hereunder and under any other documents and instruments executed by Borrower in connection herewith, shall have recourse to, and the right to proceed against, Borrower and any of his assets for any obligation, covenant or agreement of any kind whatsoever, in an amount equal to the Recourse Portion of the Note. The Borrower shall have no personal liability for the Non-Recourse Portion of the Note, and the Non-Recourse Portion of the Note shall be enforceable against the Borrower only to the extent of the Borrower's interest in the Pledged Stock (as such term is defined in that certain Genencor International, Inc. Pledge Agreement, dated as of _____________, 2000, by and between Borrower and Lender (as amended from time to time, the "Pledge Agreement"). The "Recourse Portion" of this Note shall mean an amount equal to fifty percent (50%) of the initial principal amount of this Note, plus interest accrued on such principal amount, less any payments of accrued and unpaid interest on the Recourse Portion of this Note, and any payment and prepayment of outstanding principal of the Recourse Portion of this Note. The "Non-Recourse Portion" of this Note shall mean an amount equal to fifty percent (50%) of the initial principal amount of this Note, plus interest accrued on such principal amount, less payments of accrued and unpaid interest on the Non-Recourse portion of this Note, and any payments and prepayments of outstanding principal of the Non-Recourse Portion of this Note. Except as otherwise provided herein, any and all payments of accrued and unpaid interest, and payments and prepayments of outstanding principal, made by Borrower shall, unless otherwise designated in writing by Borrower, be deemed to apply first and


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entirely to the payment of any sums due under the Recourse Portion of this Note, and then to any other amounts due under this Note.

        Upon the occurrence of a default under this Note or the Pledge Agreement, including, without limitation, failure to make any principal or interest payment by the stated maturity for such payment, the Lender may, at its option, apply any and all amounts realized upon foreclosure on the Pledged Stock first and entirely to the payment of costs and expenses provided for under this Note and the Pledge Agreement and to repay any then outstanding principal and accrued and unpaid interest on the Recourse Portion of this Note, and then to any other amounts due under this Note.

               This Note is secured under the Pledge Agreement, and reference is hereby made to the Pledge Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the Lender. Nothing herein shall be deemed to limit the rights of Lender under this Note or the Pledge Agreement, all of which rights and remedies are cumulative.

               No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender, and then only to the extent specifically set forth therein.

               If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by Lender in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of Lender's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by Lender's acceptance of any past due installments or by any indulgence granted by the Lender to Borrower.

               Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required under the Pledge Agreement), and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by Lender, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by Lender to exercise any rights under this Note or the Pledge Agreement. Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

               This Note shall not be transferred, assigned, pledged or hypothecated in any manner to any person other than Lender except by operation of law or upon Borrower's written consent.


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               In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

               This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of law; provided, that Lender reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

               IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.




                                     By:
                                        -------------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


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